Exhibit 99.1

Titan Environmental Solutions Inc. Announces the Purchase of Standard Waste Services, LLC

Bloomfield Hills, MI—June 3, 2024 –Titan Environmental Solutions Inc. (“Titan” or the “Company”) (OTCQB: TESI) announced today that the Company successfully closed on its acquisition of Standard Waste Services, LLC (“Standard”), a waste management company based in Detroit, Michigan that provides commercial and industrial waste and recycling services throughout the greater Detroit metro area.

Standard was founded in 2017 to provide contracted commercial roll-off and front-load waste services, including dumpster compactor rentals, to customers principally in the Southeast Michigan market. Standard currently operates approximately 20 waste collection vehicles servicing over 750 profitable, commercial and industrial customers. These customers, combined with Titan’s existing customer base, represents approximately $17M of top line revenue for 2023.

“We are excited to have completed the Standard acquisition and look forward to integrating the business and team with our current Titan operations in the Greater Detroit market. We will offer our commercial and roll off services under the Standard Waste name,” said Glen Miller, CEO of Titan Environmental Solutions. “This acquisition provides us with additional scale in the marketplace providing what we believe to be significant operating synergies. We look forward to evaluating additional growth opportunities as we continue to scale our business.”

FOR MORE INFORMATION

Glen Miller

Chief Executive Officer

GMiller@titancares.com

About Titan Environmental Solutions Inc.

Titan Environmental Solutions Inc., based in Bloomfield Hills, MI, is a technology-enabled environmental services company with an emphasis on improving environmental efficiency while relying on brick and mortar, cash flow generating traditional waste management and recycling targets. In additional to Titan’s waste technology efforts, the Company will focus on being a consolidator of environmental service companies with a focus on acquiring well established, cash flow generating assets in the environmental industry, vertically integrating its operations and integrating future acquisitions into its technology-based solutions to waste management. Titan’s goal is to continue to grow as an entrepreneurial driven, service oriented, waste and recycling solutions company with a comprehensive waste solution platform to meet customer demands, including, collections, hauling, recycling, and technology-based waste reduction solutions. The Company’s vertically aligned services provide customers with convenience and increased revenues by lowering waste disposal costs. Please visit www.TitanCares.com for more information on the services Titan offers or call 248-775-7400.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Titan’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Titan’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K.

Titan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Titan or other matters and attributable to Titan or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Titan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Titan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.